        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 17, 1997

                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549

                                     ------------

                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                   TALBERT MEDICAL MANAGEMENT HOLDINGS CORPORATION
                (Exact Name of Registrant as Specified in Its Charter)

                   DELAWARE                              33-0730363
    (State of Incorporation or Organization)          (I.R.S. Employer
                                                     Identification no.)

    3540 Howard Way, Costa Mesa, California                92626-1417
              (Address)                                    (Zip Code)

If this form relates to the registration of a class of      If this form relates to the registration of a class of
debt securities and is effective upon filing pursuant       debt securities and is to become effective simultaneously
to General Instruction A(c)(1) please check the             with the effectiveness of a concurrent registration
following box. / /                                          statement under the Securities Act of 1933 pursuant to
                                                            General Instruction A(c)(2) please check the
                                                            following box. / /


Securities to be registered pursuant to Section 12(b) of the Act: NONE

Securities to be registered pursuant to Section 12(g) of the Act:

    Common Stock, par value $.01 per share (the "Common Stock")*

    Rights to Purchase Common Stock (the "Rights")

    * Includes rights with respect to such Common Stock pursuant to the Stockholder Rights Agreement between the Company and American Stock Transfer & Trust Company.

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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The Common Stock (and the rights attached thereto) is described under "DESCRIPTION OF CAPITAL STOCK" and the Rights are described under "THE OFFERING" in the registrant's Registration Statement on Form S-1 (File No. 333-17679), as amended (the "Registration Statement"), which Registration Statement is incorporated herein by reference.

Item 2.  EXHIBITS.

         1.   Specimen form of Common Stock Certificate of the Registration.
              (1)

         2.   Specimen form of Subscription Certificate of the Registration.
              (2)

         3.   Certificate of Incorporation of the Registrant. (3)

         4. Form of Rights Agreement between the Registrant and American Stock Transfer & Trust Company. (4)

------------------------

(1) Incorporated by reference to Exhibit No. 4.4 to the Registration Statement.

(2) Incorporated by reference to Exhibit No. 4.3 to the Registration Statement.

(3) Incorporated by reference to Exhibit No. 3.1 to the Registration Statement.

(4) Incorporated by reference to Exhibit No. 4.1 to the Registration Statement.


                                          2

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                                      SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                             TALBERT MEDICAL MANAGEMENT
                             HOLDINGS CORPORATION



                             By: /s/ Jack D. Massimino
                                 ----------------------------------------
                             Title: President and Chief Executive Officer
                                    -------------------------------------
Dated:  April 17, 1997
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